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                                                       EXHIBIT 10.120(CONFORMED)

MASTER SETTLEMENT AGREEMENT


THIS MASTER SETTLEMENT AGREEMENT is dated as of October 23, 1995, by and among Ecogen Inc., a Delaware corporation with its principal place of business at 2005 Cabot Boulevard West, Langhorne, Pennsylvania USA, Fiscal Code no. 94036540543 ("Ecogen"), Ecogen Europe S.r.l., an Italian corporation with registered offices in Frazione Pantalla 06050 Todi (Perugia) Italy, Fiscal Code no. 01890370545 (the "Company"), and 3A Parco Tecnologico Agroalimentare dell'Umbria S.c.r.l., an Italian corporation with registered offices in Frazione Pantalla, 06050 Todi (Perugia) Italy, Fiscal Code no. 01770460549 ("3A").


RECITALS

A. On January 25, 1991, 3A and Ecogen entered into a Research and Development Agreement.

B. On March 20, 1991, 3A and Ecogen incorporated the Company of which 3A and Ecogen now own 25% and 75% of the Company's corporate capital respectively.

C. On December 1, 1992, the Company assumed certain obligations contemplated by the 1991 R&D Agreement through a Research and Development Assumption Agreement, thereby becoming a party to the 1991 R&D Agreement.

D. On September 17, 1992, 3A, Ecogen and the Company entered into another research and development contract, entitled Research, Development and Commercialization Agreement.

E. 3A and Ecogen have engaged in discussions regarding, among other things, their respective obligations under the 1991 R&D Agreement and the 1992 R&D Agreement. On April 11, 1995, 3A obtained from the Perugia Court three separate garnishments against Ecogen and the Company, which were executed on the assets of Ecogen and the Company located in Italy.

F. 3A, Ecogen and the Company now desire to settle their disputes by entering into this Master Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and intending to be legally bound, the parties hereto agree as follows.
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ARTICLE I
DEFINITIONS

1.1 Certain Definitions. As used herein, and unless otherwise defined herein, the following terms shall have the following meanings:

         "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any court, arbitrator, governmental or other regulatory or administrative agency or commission.

         "Ancillary Agreements" shall mean the Biofungicide Royalty Agreement, the Bt License Agreement, and the Nematode License Agreement.

         "Biofungicide Royalty Agreement" shall mean the Biofungicide Royalty Agreement dated as of the Closing Date, and entered into between Ecogen and the Company.

         "Bt License Agreement" shall mean the Bt License Agreement dated as of the Closing Date, and entered into between Ecogen and the Company.


         "Closing" shall mean the consummation of the transactions contemplated by the Master Settlement Agreement.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Company Quota" shall mean the quotas of the Company that immediately prior to the date of this Master Settlement Agreement were held in the name of Ecogen.

         "Company Quota Transfer Agreement" shall mean the agreement for the transfer of the Company Quota from Ecogen to 3A and/or 3A's nominee, dated as of the Closing Date.

         "Covered Liabilities" shall mean any and all debts, losses, liabilities, claims, damages, obligations (including, without limitation, those owing out of any Action or any settlement, compromise or judgment of any Action) and any reasonable out-of-pocket costs and expenses related thereto (including, without limitation, reasonable attorneys fees and expenses incurred in defending any Action).
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         "Ecogen Affiliate" shall mean any corporation, partnership or other entity, that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Ecogen.


         "Ecogen Attorneys" shall mean Studio Avvocati Associati Via degli Scipioni 288, Rome.

         "Ecogen Appointed Directors" shall mean Mr. John E. Davies, Mr. James
P. Reilly, Jr. and Ms. Mary E. Paetzold.

         "Ecogen Items" shall mean the AQ10a Patent Registration File Docket for France and all other documents relating to AQ10a in the possession of the Company.

         "Ecogen Marks" shall mean the following names, marks, logos, trade names and trademarks of Ecogen: AddQ, Aspire, Attract 'N Kill, AQ10, Bee-Scent, Bio-Tac, Cartoon Design of Bee Running, Chokegard, Condor, Cruiser, Crymax, CryStar, Cutlass, Dagger, Ecogen, Ecotech, ETech, Foil, Jackpot, Lepinox, Multigard, N-Trap, NoMate, Otinem, Rapax, Raven, Scentry, Tra-Kill, and such other marks used by Ecogen to designate its products or services.

         "Eureka" shall mean Eureka Ltd., the Company's outside accounting firm with registered offices in Milan at Via Corridoni 8.

         "Garnishments" shall mean the garnishments issued by the Perugia Court on or about April 11, 1995 that were executed against the assets of Ecogen and the Company in Italy.

         "Garnishment Removal Documents" shall mean the documents required to revoke the Garnishments.

         "Master Settlement Agreement" shall mean this Master Settlement Agreement dated as of the Closing Date.

         "Nematode License Agreement" shall mean the Nematode License Agreement dated as of the Closing Date, entered into between Ecogen and the Company.

         "Obligations" shall mean any claims, losses, damages, liabilities, obligations, demands, judgments, suits, actions, causes of action, debts, covenants, contracts, agreements, promises.

         "1992 R&D Agreement" shall mean the Research, Development and Commercialization Agreement dated September 17, 1992 among Ecogen, the Company and 3A.
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         "1991 R&D Agreement" shall mean the Research and Development Agreement dated January 25, 1991 between Ecogen and 3A.

         "Stock Subscription Agreement" shall mean the Stock Subscription Agreement between Ecogen and the Company dated as of March 16, 1995.

         "3A Appointed Directors" shall mean Mr. Dorio Mutti and Mr. Francesco Mandarini.

         "3A Quota" shall mean the quota in 3A that immediately prior to the date of the Master Settlement Agreement was held by Ecogen.

         "3A Quota Transfer Agreement" shall mean the agreement for the transfer of the 3A Quota from Ecogen to a 3A's nominee dated as of the Closing Date.

         "Various Agreements" shall mean the contracts, agreements, undertakings, obligations and commitments identified in Schedule 1.1 (a) hereto.

         "Verification of Destruction shall mean the Verification of DestructionO in the form of Exhibit A hereto.


ARTICLE II
TRANSFER OF QUOTAS; TERMINATION OF AGREEMENTS; RELEASE OF OBLIGATIONS

2.1      Transfers of Quotas.

(a) Subject to the terms and conditions contained herein, Ecogen, at the Closing, shall transfer to 3A and/or to 3AGs nominee, and 3A or its nominee shall accept and acquire from Ecogen, all of Ecogen's right, title and interest in and to the Company Quota.

(b) Subject to the terms and conditions contained herein, Ecogen, at the Closing, shall transfer to 3AGs nominee, and 3A shall cause its nominee to accept and acquire from Ecogen, all of Ecogen's right, title and interest in and to the 3A Quota.

2.2 Termination of Agreements. As of the Closing Date, each of the Various Agreements is terminated in its entirety and is without any further legal or other effect whatsoever.

2.3      Release of Obligations.

(a) Release by Ecogen. As of the Closing Date, Ecogen and the Ecogen Affiliates do hereby release and discharge 3A,
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the Company, each of their successors, assignees and current (as of the date of this Master Settlement Agreement) directors, officers and employees (to the extent such directors, officers or employees were acting in their capacity as director, officer or employee of 3A or the Company) (collectively, the "Parties Released by Ecogen and the Ecogen Affiliates") from any and all Obligations whatsoever which Ecogen and the Ecogen Affiliates ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause, cause of action or thing whatsoever, against any or all of the Parties Released by Ecogen and the Ecogen Affiliates, directly or indirectly arising from, relating to, or in connection with, the Various Agreements, or the activities of Ecogen, 3A or the Company.

(b) Release by 3A and the Company. As of the Closing Date, 3A and the Company do jointly and severally release and discharge Ecogen, the Ecogen Affiliates, each of its and their successors, assignees and current (as of the date of this Master Settlement Agreement) directors, officers and employees, including but not limited to Dr. Richard Daoust (to the extent such directors, officers or employees were acting in their capacity as director, officer or employee of Ecogen or the Company) (collectively the "Parties Released by 3A and the Company"), from any and all Obligations whatsoever which 3A and/or the Company ever had, now have or hereafter can, shall or may have for, upon or by reason of, any matter, cause, cause of action or thing whatsoever, against any or all of the Parties Released by 3A and the Company, directly or indirectly arising from, relating to or in connection with the Various Agreements, or the activities of 3A, Ecogen, or the Company.

2.4 Cancellation of Stock Subscription Agreement. As of the Closing Date, the Stock Subscription Agreement shall be deemed cancelled and without any legal effect whatsoever. Any and all shares of Ecogen common stock that have been, are to be, or that should have been issued to the Company in connection with the Stock Subscription Agreement shall be deemed cancelled and any certificates representing such shares shall be returned to Ecogen at the Closing. As of the Closing, the Company shall have no rights to such shares and shall have no rights under or with respect to the Stock Subscription Agreement.

2.5 Closing Transactions. In addition to the transactions described in this Article II, the parties shall effect at the Closing the transactions and other matters described in Article III hereof.

ARTICLE III
THE CLOSING
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3.1      Closing Date. The Closing of the transactions contemplated by this
Master Settlement Agreement shall take place immediately after the execution and delivery of this Master Settlement Agreement at the offices of Studio Legale Scassellati - Sforzolini, in Perugia, Italy (or at such other place and time as the parties may agree), at 8:00 a.m. on the date of this Master Settlement Agreement. On such occasion, the Company shall deliver to Ecogen the Ecogen items.


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ECOGEN

Ecogen represents and warrants to 3A as follows, with the full knowledge that 3A, in agreeing to consummate the transactions contemplated by this Master Settlement Agreement and by the Ancillary Agreements, has relied upon such representations and warranties:

4.1 Corporate Organization. Ecogen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2 Power and Authorization. Ecogen and the individual signing this Master Settlement Agreement and the Ancillary Agreements have full corporate power and authority to enter into this Master Settlement Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Ecogen of this Master Settlement Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action. This Master Settlement Agreement and the Ancillary Agreements at the Closing are duly executed and delivered by Ecogen and, when executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligations of Ecogen, enforceable against Ecogen in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3 No Violation. Neither the execution and delivery of this Master Settlement Agreement and the Ancillary Agreements by Ecogen, nor the consummation of the transactions contemplated hereby and thereby violate any provision of the certificate of incorporation or by-laws of Ecogen or any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, nor does it constitute or cause a
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default in any Material Contract,  Material Document, material permit or license to which Ecogen is a party or by which it is bound or give any person grounds to cause, with or without notice, the passage of time or both, the maturing or the acceleration of any Material Obligation, or give any person grounds to terminate any Material Contract or Material Document to which Ecogen is a party or by which it is bound. For the purposes of this Section 4.3, OMaterial ObligationO, OMaterial ContractO or OMaterial Document" shall mean any obligation, contract or document to which Ecogen is a party, requiring a payment to or by Ecogen of more than US $ 100,000.

4.4 Consents and Approvals. No consent, permit, approval or authorization of, or declaration to, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Master Settlement Agreement and the Ancillary Agreements by Ecogen and the consummation by Ecogen of the transactions contemplated hereby and thereby.

4.5 Material Contracts. None of the Ecogen Appointed Directors has entered into any Material Contract which is not reflected in the balance sheet and/or official corporate books or records of the Company or which is not known or knowable to 3A, Eureka and/or to one or more of the 3A Appointed Directors. Dr. Richard Daoust, former General Manager of the Company, has not entered into any Material Contract which is outside of the ordinary course of business of the Company, which is not reflected in the balance sheet and/or corporate books or records of the Company or which is not known or knowable to 3A, Eureka and/or to one or more of the 3A Appointed Directors. For the purpose of this Section 4.5, "Material Contract" shall mean any contract to which the Company is a party that obligates the Company to pay to a third party after the Closing Date more than US $ 20,000.

4.6 No Material Litigation. To the actual knowledge of Dr. Richard Daoust and the Ecogen Appointed Directors, there is no Material Litigation to which the Company is a party, other than the Garnishments, and other than those litigations known or knowable to 3A, Eureka and/or one or more of the 3A Appointed Directors. For the purpose of this Section 4.6, "Material Litigation" shall mean any lawsuit to which the Company is a party that would reasonably be expected to result in a judgment against the Company in excess of US $ 20,000.

4.7 NO OTHER REPRESENTATIONS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN THE ANCILLARY AGREEMENTS, ECOGEN MAKES NO REPRESENTATION OF WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.
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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF 3A

3A represents and warrants to Ecogen as follows, with the full knowledge that Ecogen in agreeing to consummate the transactions contemplated by this Master Settlement Agreement and by the Ancillary Agreements has relied upon such representations and warranties:

5.1 Corporate Organization. 3A is a corporation duly organized, validly existing and in good standing under the laws of Italy.

5.2 Power and Authorization. 3A and the individual signing this Master Settlement Agreement and the Ancillary Agreements have full corporate power and authority to enter into this Master Settlement Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The Company has full corporate power and authority to enter into this Master Settlement Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by 3A of this Master Settlement Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate actions. This Master Settlement Agreement and the Ancillary Agreements at the Closing are, duly executed and delivered by 3A and, when executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligations of 3A, enforceable against 3A in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

5.3 No Violation. Neither the execution and delivery of this Master Settlement Agreement and the Ancillary Agreements by 3A , nor the consummation by 3A of the transactions contemplated hereby and thereby will violate any provision of the charter of 3A or any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

5.4      Material Contracts.      None of the 3A Appointed Directors has
entered into a Material Contract which is not reflected in the balance sheet and/or official corporate books or records of the Company and which is not known or knowable to Ecogen and/or to one or more of the Ecogen Appointed Directors. For the purpose of this Section 5.4, "Material Contract" shall mean any contract to which the Company is a
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party that obligates the Company to spend more than US $ 20,000.

5.5 No Material Litigation. To the actual knowledge of the 3A Appointed Directors, there is no Material Litigation to which the Company is a party, other than the Garnishments, and other than those litigations known or knowable to Ecogen and/or one or more of the Ecogen Appointed Directors. For the purpose of this Section 5.5, "Material Litigation" shall mean any lawsuit to which the Company is a party that would reasonably be expected to result in a judgment against the Company in excess of US $ 20,000.

5.6 Consents and Approvals. All consents, permits, approvals or authorizations of, or declarations to, any governmental or regulatory authority required in connection with the execution, delivery and performance of this Master Settlement Agreement and the Ancillary Agreements by 3A and the consummation of the transactions contemplated hereby and thereby have been duly obtained and/or completed.

5.7 NO OTHER REPRESENTATIONS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN THE ANCILLARY AGREEMENTS, 3A MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.



ARTICLE VI
COVENANTS OF ECOGEN

6.1 Temporary Technical Assistance. At the written request of the Company from time to time, Ecogen shall make available to the Company for up to five days (which days shall be consecutive working days) at the CompanyGs premises in each calendar month, in accordance with a schedule to be mutually agreed by Ecogen and the Company, the services of a scientist to be mutually agreed by Ecogen and the Company (the "Ecogen Scientist") for the purpose of assisting the Company with respect to the operation of the Company's laboratory. Ecogen shall provide the Ecogen Scientist to the Company pursuant to this Section 6.1 at no charge to the Company; provided, however, the Company shall promptly reimburse Ecogen for all reasonable out-of-pocket expenses incurred by Ecogen or the Ecogen Scientist in connection with the fulfilment of Ecogen's obligation under this Section 6.1 including, but not limited to, business-class airfare, ground transportation, meals and lodging. The Company shall make available to such Ecogen Scientist customary office and office support services including, but not limited to, telephone, fax, and secretarial services.
Ecogen shall  make the Ecogen Scientist available to the
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Company according to the terms and conditions set forth in this Section 6.1 until December 31, 1995.


ARTICLE VII
COVENANTS OF 3A AND THE COMPANY

7.1 Use of Ecogen Trademarks. On the Closing Date, 3A and Ecogen shall hold a Special Quotaholders' Meeting of the Company so as to effect the change of name of the Company to another name not containing any Ecogen Mark or the word "Ecogen" or other similar word or expression. 3A and the Company acknowledge that from and after the Closing, Ecogen shall have the absolute and exclusive proprietary right to all names, marks, trade names and trademarks incorporating "Ecogen" or any Ecogen Mark by itself or in combination with any other name. As of the Closing Date, 3A and the Company shall, and shall cause their directors, officers, employees and agents to cease and refrain from using
(i) any name, mark, logo, trade name or trademark that uses, incorporates or is substantially similar to (whether in English or Italian) "Ecogen" or any Ecogen Mark whether by itself or in combination with any other name, and (ii) any signs, stationary, literature, promotional materials and other items or materials that use or incorporate "Ecogen" or any Ecogen Mark by itself or in combination with any other name. As of the Closing Date, 3A and the Company shall remove, take down and cease using or displaying any signs or other indicia of the name "Ecogen Europe".


7.2 Removal of Garnishments. On the Closing Date, 3A shall file with the Perugia Court the Garnishment Removal Document and shall dismiss the relevant suits and remove the Garnishments. Ecogen shall cause Ecogen's Attorneys to co-operate in obtaining the removal of such Garnishments. 3A, Ecogen and the Company shall execute the relevant documents, if any.

7.3 Verification of Destruction. Within 30 days after the Closing Date, the Company shall destroy the items listed in the Verification of Destruction and the Company shall deliver to Ecogen the Verification of Destruction, in the form attached as Exhibit A hereto, signed on behalf of the Company by the person supervising and witnessing such Destruction.


ARTICLE VIII
INDEMNIFICATION

8.1 Indemnification by Ecogen. From and after the Closing Date, Ecogen shall indemnify and hold harmless 3A and the Company from and against any and all Covered Liabilities incurred by or asserted against 3A or the Company arising
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from any breach of any representation or warranty or of any covenant  made by or on behalf of Ecogen under this Master Settlement Agreement.

8.2 Indemnification by 3A and the Company. From and after the Closing Date, 3A and the Company shall jointly and severally indemnify and hold harmless Ecogen and the Ecogen Affiliates from and against all Covered Liabilities incurred by or asserted against Ecogen and/or the Ecogen Affiliates arising from any breach of any representation or warranty or of any covenant made by or on behalf of 3A and/or the Company under this Master Settlement Agreement.


8.3      Third Party Claims against 3A and/or the Company.

8.3.1 A claim by an entity or person not a party to this Master Settlement Agreement against 3A and/or the Company, as to which 3A and/or the Company intend to seek indemnity from Ecogen shall be subject to this Section 8.3.

8.3.2 With respect to any such claim, 3A and/or the Company shall promptly notify Ecogen in writing of any such claim setting forth such claim in reasonable detail; provided that failure to provide such prompt notice shall not constitute a defense to a claim for indemnification hereunder except and only to the extent that the failure to give such prompt notice shall adversely affect the rights of Ecogen to defend such claim.

8.3.3 Ecogen shall have thirty (30) days after receipt of such notice to undertake, through counsel of its own choosing, reasonably acceptable to 3A and/or the Company, and at its own expense, the settlement or defense thereof, and 3A and/or the Company shall co-operate with it in connection therewith. If Ecogen does not notify 3A and/or the Company within thirty (30) days (or a shorter period of time if circumstances so require for 3A and/or the Company to undertake a satisfactory defense) after receipt of 3A's and/or the Company's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, 3A and/or the Company shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Master Settlement Agreement.


8.3.4 3A and/or the Company shall not pay or settle any claim which is or may be contested by Ecogen, except in those cases in which payment is immediately required under the laws applicable from time to time or in the case described in Section 8.3.3 above. In such cases, 3A and/or the Company shall promptly inform Ecogen of such payment or settlement, but they shall not so waive the right to be indemnified hereunder.

8.3.5 Ecogen shall not without the written consent of 3A or the Company enter into any settlement or consent to any judgment or order which imposes any obligation on 3A and/or the Company other than an obligation to pay money for which 3A and/or the Company is indemnified hereunder.


8.4. Third Party Claims against Ecogen and/or an Ecogen Affiliate.

8.4.1 A claim by an entity or person not a party to this Master Settlement Agreement against Ecogen and/or an Ecogen Affiliate, as to which Ecogen and/or an Ecogen Affiliate intends to seek indemnity from 3A and/or the Company shall be subject to this Section 8.4.

8.4.2 With respect to any such claim, Ecogen and/or an Ecogen Affiliate shall promptly notify 3A and/or the Company in writing of any such claim setting forth such claim in reasonable detail; provided that failure to provide such prompt notice shall not constitute a defense to a claim for indemnification hereunder except and only to the extent that the failure to give such prompt notice shall adversely affect the rights of 3A and/or the Company to defend such claim.

8.4.3 3A and/or the Company shall have thirty (30) days after receipt of such notice to undertake, through counsel of their own choosing, reasonably acceptable to Ecogen and/or an Ecogen Affiliate, and at their own expense, the settlement or defense thereof, and Ecogen and/or an Ecogen Affiliate shall co-operate with it in connection therewith. If 3A and/or the Company do not notify Ecogen and/or an Ecogen Affiliate within thirty (30) days (or a shorter period of time if circumstances so require for Ecogen and/or an Ecogen Affiliate to undertake a satisfactory defense) after receipt of Ecogen's and/or an Ecogen Affiliate's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, Ecogen and/or an Ecogen Affiliate shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Master Settlement Agreement.

8.4.4 Ecogen and/or an Ecogen Affiliate shall not pay or settle any claim which is or may be contested by 3A and/or the Company, except in those cases in which payment is immediately required under the laws applicable from time to time or in the case described in Section 8.4.3 above. In such cases, Ecogen and/or an Ecogen Affiliate shall promptly inform 3A and/or the Company of such payment or settlement,
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but they shall not so waive the right to be indemnified hereunder.

8.4.5 3A and/or the Company shall not without the written consent of Ecogen and/or an Ecogen Affiliate enter into any settlement or consent to any judgment or order which imposes any obligation on Ecogen and/or an Ecogen Affiliate other than an obligation to pay money for which Ecogen and/or an Ecogen Affiliate are indemnified hereunder.

ARTICLE IX
MISCELLANEOUS

9.1 Amendment. This Agreement may be amended only by a writing signed by each of the parties hereto.

9.2 Waiver, Etc. Compliance with any provision hereof may be waived only in writing signed by the party against which such waiver is to be enforced, and no partial or single exercise of any right hereunder, shall operate as a waiver, or otherwise affect such exercise or any other exercise, of that or of any other right, it being understood that all such rights and all remedies therefor are intended to be cumulative and not exclusive.

9.3 Successors and Assignees. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assignees; provided, however, no party hereto may assign its rights or delegate its duties hereunder without the express written consent of the other parties. Any assignment without such consent shall be void.

9.4 Expenses. Each party shall be responsible for all of its own fees, costs and expenses incurred in connection with the negotiation, execution and implementation of the Master Settlement Agreement and the transactions contemplated thereby.

9.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by an internationally recognized express delivery service or when transmitted via fax (provided confirmation receipt is received):

         (a)     If to Ecogen to:

                 Ecogen Inc.
                 2005 Cabot Boulevard West
                 Langhorne, Pennsylvania USA 19047
                 Fax #: +1-215-757.41.56
                 Attention: President
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                 With a simultaneous copy to:

                 Baker & McKenzie
                 Via degli Scipioni, 288, 00192 Rome, Italy
                 Fax #: +39-6-3202502
                 Attention:       Mr. G. Franco Macconi
                                      Mr. Raffaele Giarda
                                      Mr. Stefano Ciullo


or to such other person or address as Ecogen shall have previously notified the party giving such notice in writing;

         (b)     if to 3A:

                 3A - Parco Tecnologico Agroalimentare
                 dell'Umbria S.c.r.l.
                 Frazione Pantalla, 06050 Todi (Perugia)
                 Italy
                 Fax #: +75-8957257
                 Attention: President;

                 With a simultaneous copy to:

                 Studio Legale Scassellati-Sforzolini
                 Piazza Piccinino 13, Perugia, Italy
                 Fax #: +39-75-5728398
                 Attention: Mr. Stefano Mazzi

or to such other person or address as 3A or the Company shall have previously notified the party giving such notice in writing;

         (c)     if to the Company:

                 Bio Integrated Technology S.r.l.,
                 Frazione Pantalla, 06050 Todi (Perugia) Italy
                 Fax #: ______________
                 Attention: President


                 With a simultaneous copy to:


                 Studio Legale Scassellati-Sforzolini
                 Piazza Piccinino 13, Perugia, Italy
                 Attention: Mr. Stefano Mazzi

or to such other person or address as 3A or the Company shall have previously notified the party giving such notice in writing.

9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.7 Entire Agreement. This Master Settlement Agreement (together with the Ancillary Agreements, the Exhibits hereto and thereto, the Schedules hereto and thereto and the documents and instruments executed and delivered at Closing in connection thereto) embodies the entire agreement and understanding of the parties hereto and supersedes any prior understandings and agreements with respect to the subject matter hereof. The parties hereto represent and warrant to each other that as of the date hereof there are no oral agreements between them with respect to the subject matter hereof.

9.8 Language. This Master Settlement Agreement is executed in both the Italian and the English languages. In case of inconsistency between the two versions, the Italian language shall prevail. The English version is acknowledged by the parties hereto as the official and definitive English translation.

9.9      Settlement of Disputes and Governing Law.

9.9.1 Any controversy, dispute or claim between Ecogen, on the one hand, and 3A and/or the Company on the other hand, arising out of, or relating to, this Master Settlement Agreement, or the breach or alleged breach thereof or affecting this Master Settlement Agreement in any way, whether in contract, in tort or otherwise shall be amicably settled by the parties.

9.9.2 If the dispute is not resolved within 20 days following such amicable attempt, the dispute shall be settled by a panel of three arbitrators to be appointed as follows: one by Ecogen, the other by the Company and 3A jointly, and the third to be selected by the two arbitrators so named. The party commencing arbitration shall first appoint its arbitrator. If (i) the second arbitrator is not appointed within 15 days from the date in which the party commencing arbitration has notified the name of its own arbitrator to the other party and/or (ii) the two arbitrators do not agree upon a third arbitrator within 15 days from the date in which the name of the second arbitrator was notified to the other party, then the second and/or the third arbitrator(s) shall be appointed by the President of the Court of Arbitration of the International Chamber of Commerce of Paris.

9.9.3 The venue of the arbitration shall be Paris, the arbitrators shall decide the dispute according to Italian substantive law, and they shall conduct the arbitration proceedings in the English language, according to the procedural Rules of Arbitration of the International Chamber of Commerce of Paris, as amended in 1988.

9.9.4 The fees due to the arbitrators and to attorneys and the cost of the International Chamber of Commerce shall be allocated by the panel of arbitrators in the arbitration award.

9.9.5 The decision of the arbitrators shall be binding upon the parties and judgment to render the award enforceable may be entered in any court having appropriate jurisdiction. Notwithstanding the foregoing, each party shall be entitled to apply for any applicable urgency remedies, including but not limited to injunctive relief, temporary restraining orders and garnishments, before the competent courts of any applicable jurisdiction.


IN WITNESS WHEREOF, the parties hereto have caused this Master Settlement Agreement to be executed as of the date first above written.

ECOGEN INC.                       3A PARCO TECNOLOGICO
                                          AGROALIMENTARE
                                          dellGUMBRIA S.c.r.l.

By:      /s/ JOHN E. DAVIES       By:      /s/ DORIO MUTTI
         -------------------               -------------------
Name:    John E. Davies           Name:    Dorio Mutti
         -------------------               -------------------
Title:                            Title:
         -------------------               -------------------


ECOGEN EUROPE S.r.l.

By:      /s/ JOHN E. DAVIES       By:      /s/ DORIO MUTTI
         -------------------               -------------------
Name:    John E. Davies           Name:    Dorio Mutti
         -------------------               -------------------
Title:                            Title:
         -------------------               -------------------